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Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT: Patrick Fitzgerald MIDWAY GAMES INC. (773) 961-2222 pfitzgerald@midwaygames.com	Joseph N. Jaffoni Jaffoni & Collins Incorporated (212) 835-8500 mwy@jcir.com

MIDWAY GAMES INC. REPORTS RESULTS FOR THE SEPTEMBER QUARTER
$28.3 MILLION IN REVENUE, PRO FORMA LOSS
APPLICABLE TO COMMON STOCK OF $0.10 PER SHARE

    Chicago, Illinois, October 24, 2001—Midway Games Inc. (NYSE:MWY) announced today results of operations for the quarter ended September 30, 2001. This is the first quarter of a two-quarter stub period resulting from the Company's previously announced change to a December 31 fiscal year end.

    Revenues during the quarter ended September 30, 2001 were $28,335,000, down from $47,275,000 in the prior year period primarily due to the Company's exit from the coin-operated games business. The pro forma loss applicable to common stock during the September 30, 2001 quarter was $3,945,000, $0.10 per share, compared with a loss applicable to common stock of $9,951,000, $0.26 per share in the prior year period. The pro forma adjustments in the September 30, 2001 quarter are an imputed dividend on the redeemable convertible preferred stock that increased the loss by $1,657,000, $0.04 per share and an income tax credit of $2,078,000, $0.06 per share, that under accounting interpretations the Company is required to exclude for periods after December 31, 2000. Before adjusting for these items, Midway had a loss applicable to common stock of $7,680,000, $0.20 per share in the quarter ended September 30, 2001. Also during the quarter, net capitalized product development costs increased by $6,900,000 from June 30, 2001 as a result of a combination of exiting the coin-operated games business and the longer design cycles involved in developing next-generation home videogame products.

    During the September 30, 2001 quarter, Midway released four new home videogame products, three for Sony's PlayStation®2 computer entertainment system and one for Nintendo's Game Boy® Advance handheld system. All four products shipped during the month of September. Two of the PlayStation 2 titles released, Spy Hunter and NHL Hitz 20-02 generated very strong early consumer demand, ranking among the top PlayStation 2 titles sold in North America since their launch, according to retail sell-through data published by the NPD Group. The Game Boy Advance title released in the quarter, NFL Blitz 20-02, currently ranks as the top selling league licensed sports title for the Game Boy Advance and has been a top-ten Game Boy Advance title since its launch, according to NPD Group data.

    In the quarter ending December 31, 2001, Midway expects to ship at least eight new home videogame products, including launch products for the highly anticipated Nintendo GameCube™ and Microsoft® Xbox™ videogame systems. Following is an updated preliminary release schedule for the remainder of 2001 and 2002:

Quarter Ending	PlayStation 2	GameCube	Xbox	Game Boy Advance
12/31/01	NFL Blitz 20-02 Shadow Hearts	NHL Hitz 20-02	NHL Hitz 20-02 Arctic Thunder	Cruis'n Velocity Arcade's Greatest Hits Rampage Puzzle Attack
3/31/02	MLB SlugFest	NFL Blitz 20-02 Spy Hunter	NFL Blitz 20-02 Spy Hunter	Ultimate Mortal Kombat*
6/30/02	Gravity Games BMX Red Card Soccer Fireblade Legion: Legend of Excalibur	Gravity Games BMX Red Card Soccer MLB SlugFest Gauntlet Dark Legacy	Gravity Games BMX Red Card Soccer MLB SlugFest
9/30/02	Mortal Kombat 5 NFL Blitz 20-03 NHL Hitz 20-03	Mortal Kombat 5 NFL Blitz 20-03 NHL Hitz 20-03	Mortal Kombat 5 NFL Blitz 20-03 NHL Hitz 20-03 Legion: Legend of Excalibur	Mortal Kombat 5 NFL Blitz 20-03
12/31/02	NBA Basketball Defender Freaky Fliers Dr. Muto	NBA Basketball Defender Freaky Fliers Dr. Muto	NBA Basketball Defender Freaky Fliers

*
Product may be released during the December 2001 quarter

    Midway Games Inc. is hosting a live webcast open to the general public at 5:00 p.m. EDT today, Wednesday, October 24, 2001. Interested parties may access the webcast at www.midway.com (select "investors") or through CCBN's individual investor center at www.companyboardroom.com. Please log-on fifteen minutes in advance to ensure that you are connected prior to the webcast's initiation. Following its completion, a replay of the webcast can be accessed for 30 days on the Internet via www.midway.com or www.companyboardroom.com.

    Midway Games Inc. is a leading developer, publisher and marketer of interactive entertainment software. Midway videogames are available for play or scheduled for release on all major videogame platforms including the PlayStation®2 computer entertainment system, Microsoft® Xbox™ video game system, Nintendo GameCube™ and Game Boy® Advance.

    This press release contains forward-looking statements concerning future business conditions and the outlook for the Company based on currently available information that involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in the forward looking statements as a result of certain risks and uncertainties, including, without limitation, the financial strength of the amusement games industry, dependence on new product introductions and the ability to maintain the scheduling of such introductions, technological changes, dependence on major platform manufacturers and other risks more fully described under "Risk Factors" in the Company's Annual Report on Form 10-K filed on September 28, 2001 with the SEC.

MIDWAY GAMES INC.
Condensed Consolidated Statements of Operations
(Thousands, except per share amounts)
(unaudited)

	Three Months Ended Sept. 30,
	2001	2000(1)
Revenues:
Home video	$27,338	$30,746
Coin-operated video	997	16,529

Total revenues	28,335	47,275
Cost of sales:
Home video—product costs and distribution	8,813	14,174
Home video—royalties and product development	5,175	6,108

Home video—total cost of sales	13,988	20,282
Coin-operated video	789	13,619

Total cost of sales	14,777	33,901

Gross profit	13,558	13,374
Research and development expense	5,888	16,501
Selling and marketing expense	8,972	8,166
Administrative expense	5,009 (2)	5,067

Operating loss	(6,311)	(16,360)
Interest income and other expenses, net	769	439

Loss before credit for income taxes	(5,542)	(15,921)
Credit for income taxes	— (3)	5,970

Net (loss)	(5,542)	(9,951)
Preferred stock dividend:
Cash	481	—

Imputed	1,657	—

(Loss) applicable to common stock	$(7,680)	$(9,951)

Basic and diluted (loss) per share of common stock	$(0.20)	$(0.26)

Average shares of common stock outstanding	37,858	37,711

(1)
Certain 2000 amounts have been reclassified to reflect current period presentation.

(2)
Reflects elimination of $981,000 amortization of goodwill from adoption of Statement of Financial Accounting Standards Number 142, "Goodwill and Other Intangible Assets" and includes a one-time charge for executive retirement benefits of $1,050,000.

(3)
Does not include an income tax credit of $2,078,000, $0.06 per share, that under accounting interpretations the Company is required to exclude for periods after December 31, 2000.

MIDWAY GAMES INC.
Condensed Consolidated Balance Sheets
(Thousands)
(unaudited)

	Sept. 30, 2001	June 30, 2000(1)
Assets
Cash	$26,029	$40,330
Short-term investments	28,000	21,000
Receivables, net	25,977	14,321
Income taxes receivable	860	860
Inventories	2,451	1,988
Capitalized product development costs	9,262	5,342
Deferred income taxes	945	2,655
Other current assets	4,292	2,437

Total current assets	97,816	88,933
Capitalized product development costs	4,107	1,100
Property and equipment, net	20,137	19,678
Deferred income taxes	10,398	8,688
Goodwill, net	33,464	33,464
Other assets	3,893	4,356

Total assets	$169,815	$156,219

Liabilities and Stockholders' Equity
Accounts payable	$8,026	$5,497
Accrued compensation and related benefits	5,146	5,110
Accrued royalties	1,264	1,205
Other accrued liabilities	8,408	5,715

Total current liabilities	22,844	17,527
Other noncurrent liabilities	6,967	6,197
Redeemable convertible preferred stock, redeemable at $55,125 and $42,000	34,089	20,667
Stockholders' equity:
Common stock	391	390
Additional paid-in capital	120,671	118,886
Retained earnings	1,108	8,788
Translation adjustment	(152)	(133)
Treasury stock	(16,103)	(16,103)

Total stockholders' equity	105,915	111,828

Total liabilities and stockholders' equity	$169,815	$156,219

(1)
Certain June 30, 2001 amounts have been reclassified to reflect current period presentation.

MIDWAY GAMES INC.
Supplementary Quarterly Data

Home Videogame Releases Three Months Ended September 30, 2001		Revenue By Platform (in thousands) Three Months Ended September 30,
Title	Platformt	Platform	2001	2000
Spy Hunter	Sony PlayStation 2	Sony PlayStation 2	$23,131	—
NHL Hitz 20-02	Sony PlayStation 2	Game Boy Advance	3,975	—
Arctic Thunder	Sony PlayStation 2	Sony PlayStation	220	10,361
NFL Blitz 20-02	Game Boy Advance	Nintendo 64	—	13,374
		Sega Dreamcast	—	4,583
		Game Boy Color	62	2,298
		Coin-Op and other	947	16,659

		Total Revenue	$28,335	$47,275

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  Exhibit 99.1